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                          AMENDMENT NO. 1 TO SEVERANCE
                            AND EMPLOYMENT AGREEMENT

         AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT, dated August 2, 1999 by and between Royal Appliance Mfg. Co. (the "Company") and ___________________ (the "Executive").

         WHEREAS, the Company and the Executive have entered into a Severance and Employment Agreement (the "Agreement") dated as of August 2, 1999; and

         WHEREAS, the Company and the Executive desire to amend the Agreement to correct an inadvertent effect of option accelerations upon the change of control of the Company.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein and in the Agreement and for good and valuable consideration, the parties agree as follows:

          1. Section 18 of the Agreement is hereby amended and restated in its entirety to read as follows:

         18. ADDITIONAL PAYMENTS. Anything in this Agreement to the contrary notwithstanding, in the event that any payment or distribution to or for the Executive's benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program, or arrangement (including without limitation any stock option agreement), or similar right (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the "Code"), or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by the Executive of all federal, state, local, or foreign taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the payments.

          2. The remainder of the Agreement shall continue in full force and effect without modification.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Severance and Control Agreement to be signed as of the date first written above.

ROYAL APPLIANCE MFG. CO.                    EXECUTIVE

_____________________________               ___________________________________
By:__________________________               By:________________________________
Title:_______________________               Title:_____________________________